Exhibit 99.6

REVOCABLE PROXY/VOTING INSTRUCTION CARD

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

SPECIAL MEETING OF SHAREHOLDERS

______________ __, 2013

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2013 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Prudential Bancorp, Inc. of Pennsylvania (“Prudential Bancorp”), or any successors thereto, as proxies with full powers of substitution, and the trustees of the ESOP and 401(k) Plan, as applicable, to represent and vote, as designated on the reverse side, all the shares of common stock of Prudential Bancorp held of record by the undersigned on ______ _, 2013 at the Special Meeting of Shareholders to be held at the [Holiday Inn-Philadelphia Stadium], located at [900 Packer Avenue, Philadelphia,] Pennsylvania on _______, _______ _, 2013, at _:00 p.m., Eastern time, or at any adjournment thereof.

This card also constitutes your voting instructions for any shares held in the Employees’ Savings & Profit Sharing Plan (“401(k) Plan”) and the Prudential Savings Bank ESOP and the undersigned hereby authorizes the respective trustees of such Plans to vote the shares allocated to the undersigned’s account(s) as provided herein. Shares held in the ESOP and 401(k) Plan allocated to participants’ accounts will generally not be voted unless the proxy/voting instruction card is returned or instructions are received by telephone or via the Internet. With respect to any other matter that properly comes before the meeting, the trustees are authorized to vote the shares as directed by Prudential Bancorp.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

▼	FOLD AND DETACH HERE	▼

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA — SPECIAL MEETING

__________ __, 2013

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on _______ _, 2013. The proxy statement/prospectus for the special meeting as well as driving directions to the special meeting are available on our website at www.prudentialsavingsbank.com under the "Investor Relations" Quick Link.

You can vote in one of three ways:

1. Call toll free 1-888-___-____ on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at http://www.rtcoproxy.com/pbip and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA	Special Meeting of Shareholders ________ _, 2013

		For	Against	Abstain		For	Against	Abstain
1.	Approval of a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Prudential Bancorp, Inc., a newly formed Pennsylvania corporation (“Prudential Bancorp-New”), will offer for sale shares of its common stock, and shares of common stock of existing Prudential Bancorp currently held by public shareholders will be exchanged for shares of common stock of Prudential Bancorp-New upon the conversion of Prudential Mutual Holding Company, Prudential Savings Bank and existing Prudential Bancorp from the mutual holding company structure to the stock holding company form.	☐	☐	☐	2.

The following Proposals:

2A. Approval of a provision in the Articles of Incorporation of Prudential Bancorp-New requiring a super-majority shareholder approval for mergers, consolidations and similar transactions, unless they have been approved in advance by at least two-thirds of the Board of Directors of Prudential Bancorp-New.

2B. Approval of a provision in the Articles of Incorporation of Prudential Bancorp-New requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of Prudential Bancorp-New.

						☐ For ☐	☐ Against ☐	☐ Abstain ☐

3.	Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the Special Meeting to approve the Plan of Conversion and Reorganization.	For ☐	Against ☐	Abstain ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please be sure to date and sign this proxy card in the box below.	Date	The Board of Directors recommends that you vote "FOR" approval of the Plan of Conversion and Reorganization, “FOR” Proposals 2A and 2B and "FOR" the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

Sign above		THE SHARES OF COMMON STOCK OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR PROPOSALS 2A AND 2B, FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

When shares are held jointly, only one holder need sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

The abovesigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania called for _______ _, 2013 and the accompanying Proxy Statement/Prospectus prior to the signing of this Proxy.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

▲ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ▲

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern time, ___________, 2013. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch Tone Phone anytime prior to	anytime prior to
3 a.m., Easter time, __________ _, 2013:	3 a.m., Eastern time, ________ __, 2013

1-888-___-____	http://www.rtcoproxy.com/pbip

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!